As filed with the Securities and Exchange Commission on February 4, 2014

Registration No. 333-191643

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TREVENA, INC.

(Exact name of registrant as specified in its charter)

Delaware	26-1469215
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1018 West 8th Avenue, Suite A
King of Prussia, PA	19206
(Address of Principal Executive Offices)	(Zip Code)

2008 Equity Incentive Plan

2013 Equity Incentive Plan

2013 Employee Stock Purchase Plan

(Full titles of the plans)

Maxine Gowen, Ph.D.

President and Chief Executive Officer

Trevena, Inc.

1018 West 8th Avenue, Suite A

King of Prussia, PA 19406

(610) 354-8840

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Brent B. Siler, Esq.	Roberto Cuca
James F. Fulton, Jr., Esq.	Senior Vice President and Chief Financial Officer
Derek O. Colla, Esq.	Trevena, Inc.
Cooley LLP	1018 West 8th Avenue, Suite A
1114 Avenue of the America	King of Prussia, PA 19406
New York, NY 10036	(610) 354-8840
Tel: (212) 479-6000
Fax: (212) 479-6275

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	3,764,049 shares	$2.65-6.80	$13,670,076.60	$1,760.71

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock, par value $0.001 (the “Common Stock”) that become issuable under the 2008 Equity Incentive Plan, as amended (the “2008 Plan”), the 2013 Equity Incentive Plan (the “2013 EIP”) and the 2013 Employee Stock Purchase Plan (the “2013 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The offering price per share and the aggregate offering price are based upon (a) $2.65, which is the weighted-average exercise price for outstanding options granted under the 2008 Plan and (b) $6.80, which is the average of the high and low prices of the Registrant’s Common Stock as reported on the NASDAQ Global Select Market on January 31, 2014. The chart below details the calculations of the registration fee.

Securities	Number of Shares	Offering Price Per Share (2)		Aggregate Offering Price
Shares issuable upon the exercise of outstanding options granted under the 2008 Plan and potential roll-over to the 2013 EIP	2,873,064	$2.65	(2)(a)	$7,615,050.60
Shares reserved for future grant under the 2013 EIP	664,639	$6.80	(2)(b)	$4,519,545.20
Shares reserved for future grant under the 2013 ESPP	225,806	$6.80	(2)(b)	$1,535,480.80
Proposed Maximum Aggregate Offering Price				$13,670,076.60
Registration Fee				$1,760.71

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.                                                PLAN INFORMATION.

Not required to be filed with this Registration Statement.

ITEM 2.                                                REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

Not required to be filed with this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.                                                INCORPORATION OF DOCUMENTS BY REFERENCE.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed by the Registrant with the Commission:

(a) The Registrant’s prospectus filed on January 31, 2014 pursuant to Rule 424(b) under the Securities Act relating to the Registration Statement on Form S-1 (File No. 333-191643), which contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed.

(b) The description of the Registrant’s Common Stock which is contained in the Registrant’s Registration Statement on Form 8-A filed on November 12, 2013 (File No. 001-36193) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

(c) All documents, reports and definitive proxy or information statements filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.                                                DESCRIPTION OF SECURITIES.

See the description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form S-1 (File No. 333-191643).

ITEM 5.                                                INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.                                                INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Registrant is incorporated under the laws of the State of Delaware. Section 102 of the Delaware General Corporation Law, or DGCL, permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

As permitted by the DGCL, the Registrant’s amended and restated certificate of incorporation and bylaws provide that: (i) the Registrant is required to indemnify its directors to the fullest extent permitted by the DGCL; (ii) the Registrant may, in its discretion, indemnify its officers, employees and agents as set forth in the DGCL; (iii) the Registrant is required, upon satisfaction of certain conditions, to advance all expenses incurred by its directors in connection with certain legal proceedings; (iv) the rights conferred in the bylaws are not exclusive; and (v) the Registrant is authorized to enter into indemnification agreements with its directors, officers, employees and agents.

The Registrant has entered into agreements with its directors that require the Registrant to indemnify them against expenses, judgments, fines, settlements and other amounts that any such person becomes legally obligated to pay (including with respect to a derivative action) in connection with any proceeding, whether actual or threatened, to which such person may be made a party by reason of the fact that such person is or was a director of the Registrant or any of its affiliates, provided such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the Registrant’s best interests. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder. At present, no litigation or proceeding is pending that involves any of the Registrant’s directors or officers regarding which indemnification is sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification.

The Registrant maintains a directors’ and officers’ liability insurance policy. The policy insures directors and officers against unindemnified losses arising from certain wrongful acts in their capacities as directors and officers and reimburses the Registrant for those losses for which it has lawfully indemnified the directors and officers. The policy contains various exclusions.

ITEM 7.                                                EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.                                                EXHIBITS.

Exhibit Number	Description
4.1(1)	Amended and Restated Certificate of Incorporation, as currently in effect.

4.2(2)	Certificate of Amendment of Restated Certificate of Incorporation.

4.3(3)	Form of Amended and Restated Certificate of Incorporation to be effective upon completion of the Registrant’s initial public offering.

4.4(4)	Amended and Restated Bylaws, as currently in effect.

4.5(5)	Form of Amended and Restated Bylaws to be effective upon completion of the Registrant’s initial public offering.

4.6(6)	Specimen stock certificate evidencing shares of Common Stock of the Registrant.

5.1	Opinion of Cooley LLP as to legality.

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature page hereto.

99.1(7)	Trevena, Inc. 2008 Equity Incentive Plan, as amended to date.

99.2(8)	Form of Stock Option Agreement under the Trevena, Inc. the 2008 Equity Incentive Plan.

99.3(9)	Trevena, Inc. 2013 Equity Incentive Plan.

99.4(10)	Form of Stock Option Grant Notice and Stock Option Agreement under the Trevena, Inc. 2013 Equity Incentive Plan.

99.5(11)	Form of Restricted Stock Grant Notice and Restricted Stock Unit Award Agreement under the Trevena, Inc. 2013 Equity Incentive Plan.

99.6(12)	Trevena, Inc. 2013 Employee Stock Purchase Plan.

(1)	Previously filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-191643), filed with the Commission on October 9, 2013, and incorporated by reference herein.
(2)

Previously filed as Exhibit 3.2 to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-191643, filed with the Commission on November 6, 2013, and incorporated by reference herein.

(3)

Previously filed as Exhibit 3.3 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-191643), filed with the Commission on October 29, 2013, and incorporated by reference herein.

(4)	Previously filed as Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-191643), filed with the Commission on October 9, 2013, and incorporated by reference herein.
(5)

Previously filed as Exhibit 3.5 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-191643), filed with the Commission on October 28, 2013, and incorporated by reference herein.

(6)

Previously filed as Exhibit 4.2 to Amendment No. 4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-191643), filed with the Commission on November 12, 2013 and incorporated herein by reference.

(7)	Previously filed as Exhibit 10.9 to the Registrant’s Registration Statement on Form S-1 (File No. 333-191643), filed with the Commission on October 9, 2013 and incorporated herein by reference.
(8)	Previously filed as Exhibit 10.10 to the Registrant’s Registration Statement on Form S-1 (File No. 333-191643), filed with the Commission on October 9, 2013 and incorporated herein by reference.
(9)

Previously filed as Exhibit 10.11 to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-191643), filed with the Commission on November 6, 2013 and incorporated herein by reference.

(10)

Previously filed as Exhibit 10.12 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-191643), filed with the Commission on October 29, 2013 and incorporated herein by reference.

(11)

Previously filed as Exhibit 10.13 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-191643), filed with the Commission on October 29, 2013 and incorporated herein by reference.

(12)

Previously filed as Exhibit 10.15 to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-191643), filed with the Commission on November 6, 2013 and incorporated herein by reference.

ITEM 9.                                                UNDERTAKINGS.

(a)         The undersigned Registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement; and

(2)         That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, State of Pennsylvania, on February 4th, 2014.

TREVENA, INC.

By:	/s/ Maxine Gowen
Maxine Gowen, Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Maxine Gowen, Ph.D. and Roberto Cuca, and each of them, as his true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him and in his name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Maxine Gowen	President, Chief Executive Officer and Director
Maxine Gowen, Ph.D.	(Principal Executive Officer)	February 4, 2014

/s/ Roberto Cuca	Chief Financial Officer
Roberto Cuca	(Principal Financial Officer and Principal Accounting Officer)	February 4, 2014

/s/ Leon O. Moulder, Jr.
Leon O. Moulder, Jr.	Chairman of the Board of Directors	February 4, 2014

/s/ Farah Champsi
Farah Champsi	Director	February 4, 2014

/s/ Michael R. Dougherty
Michael R. Dougherty	Director	February 4, 2014

/s/ Terrance G. McGuire
Terrance G. McGuire	Director	February 4, 2014

Christopher K. Mirabelli, Ph.D.	Director	February 4, 2014

Francois Nader, M.D.	Director	February 4, 2014

/s/ Jake R. Nunn
Jake R. Nunn	Director	February 4, 2014

David F. Solomon	Director	February 4, 2014

EXHIBIT INDEX

Exhibit Number	Description
4.1(1)	Amended and Restated Certificate of Incorporation, as currently in effect.

4.2(2)	Certificate of Amendment of Restated Certificate of Incorporation.

4.3(3)	Form of Amended and Restated Certificate of Incorporation to be effective upon completion of the Registrant’s initial public offering.

4.4(4)	Amended and Restated Bylaws, as currently in effect.

4.5(5)	Form of Amended and Restated Bylaws to be effective upon completion of the Registrant’s initial public offering.

4.6(6)	Specimen stock certificate evidencing shares of Common Stock of the Registrant.

5.1	Opinion of Cooley LLP as to legality.

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature page hereto.

99.1(7)	Trevena, Inc. 2008 Equity Incentive Plan, as amended to date.

99.2(8)	Form of Stock Option Agreement under the Trevena, Inc. the 2008 Equity Incentive Plan.

99.3(9)	Trevena, Inc. 2013 Equity Incentive Plan.

99.4(10)	Form of Stock Option Grant Notice and Stock Option Agreement under the Trevena, Inc. 2013 Equity Incentive Plan.

99.5(11)	Form of Restricted Stock Grant Notice and Restricted Stock Unit Award Agreement under the Trevena, Inc. 2013 Equity Incentive Plan.

99.6(12)	Trevena, Inc. 2013 Employee Stock Purchase Plan.

(1)	Previously filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-191643), filed with the Commission on October 9, 2013, and incorporated by reference herein.
(2)

Previously filed as Exhibit 3.2 to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-191643, filed with the Commission on November 6, 2013, and incorporated by reference herein.

(3)

Previously filed as Exhibit 3.3 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-191643), filed with the Commission on October 29, 2013, and incorporated by reference herein.

(4)	Previously filed as Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-191643), filed with the Commission on October 9, 2013, and incorporated by reference herein.
(5)

Previously filed as Exhibit 3.5 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-191643), filed with the Commission on October 28, 2013, and incorporated by reference herein.

(6)

Previously filed as Exhibit 4.2 to Amendment No. 4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-191643), filed with the Commission on November 12, 2013 and incorporated herein by reference.

(7)	Previously filed as Exhibit 10.9 to the Registrant’s Registration Statement on Form S-1 (File No. 333-191643), filed with the Commission on October 9, 2013 and incorporated herein by reference.
(8)	Previously filed as Exhibit 10.10 to the Registrant’s Registration Statement on Form S-1 (File No. 333-191643), filed with the Commission on October 9, 2013 and incorporated herein by reference.
(9)

Previously filed as Exhibit 10.11 to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-191643), filed with the Commission on November 6, 2013 and incorporated herein by reference.

(10)

Previously filed as Exhibit 10.12 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-191643), filed with the Commission on October 29, 2013 and incorporated herein by reference.

(11)

Previously filed as Exhibit 10.13 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-191643), filed with the Commission on October 29, 2013 and incorporated herein by reference.

(12)

Previously filed as Exhibit 10.15 to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-191643), filed with the Commission on November 6, 2013 and incorporated herein by reference.